Exhibit 10.6

BUSINESS PROPERTY LEASE

by and between:

25262 EL PASEO, LLC
as Lessor / Owner

and

  PASSIONATE PET MISION VIEJO, A CALIFORNIA CORPORATION_
as Lessee / Buyer

dated: February 1, 2011

Premises:	25262 EL PASEO, MISSION VIEJO, CA 92691

Commences:	FEBRUARY 1, 2011

Ends:	JUNE 30, 2021

Beginning Rent:	$412,500/YEARLY; $33,333/MONTHLY NNN

CPI:	12% EVERY 5 YEARS INCLUDING OPTION PERIODS

Square Feet:	25,000

Security Deposit	$33,333

Options:	2 X 5 YEARS

Assignment:

To:

Date:

TABLE OF CONTENTS

1.	Parties	1

2.	Premises	1

3.	Use	1

4.	Term	1
(a) Original Term		1
(b) Extended Term		2

5.	Rents	2
(a) Late Charge		3

6.	Security Deposit	3

7.	Utilities and Charges	3

8.	Taxes	4

9.	CAM Expenses	4

10.	Repairs	5

11.	Use of Premises	6
(a) Prohibited Uses		6
(b) Toxic or Hazardous Materials		6

12.	Right of Entry	7

13.	Destruction of Premises	7

14.	Compliance with All Laws	8

15.	Alterations and Additions	8

16.	Insurance	8

17.	Condemnation	9

18.	Subordination	10

19.	Regulations by Lessor	10

20.	Hours of Darkness	10

21.	Estoppel Certificate	10

22.	Security and Safety	11

23.	Assignment and Sublease	11

24.	Breach of Agreement and Default	13

25.	Power of Attorney	14

26.	Exculpation of Lessor	15

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27.	Indemnity	15

28.	Prohibition Against Encumbrances	15

29.	Lessee’s Representations, Warranties and Acknowledgments	16

30.	Recapture of Free Rents Upon Lessee’s Default	16

31.	Signs	17

32.	Competitive Business	17

33.	Lessor’s Consultants’ Fees	17

34.	Attorney’s Fees	17

35.	Possession After Term of Lease and For Rent to Let Signs	17

36.	No Waivers or Accord and Satisfaction	18

37.	Notice	18

38.	Miscellaneous	18
a. Headings		18
b. Gender and Number		18
c. Succession		18
d. Time is of the Essence		18
e. Joint and Several Responsibility		18
f. Partial Invalidity		19
g. Entire Agreement		19
h. Governing Law		19
i. Survival of Claims		19

39.	Schedule A	21

40.	Addendum #1 Rent Schedule	22

41.	Exhibit “B”	23

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BUSINESS PROPERTY LEASE

Standard Form

1.  PARTIES

THIS LEASE is entered into this 1st day of FEBRUARY,      2011 between 25262 EL PASEO, LLC.                 ,hereinafter called LESSOR or LANDLORD, and PASSIONATE PET MISSION VIEJO, a California Corporation, hereinafter called LESSEE or  TENANT.

2.  PREMISES

Lessor hereby leases to Lessee, and Lessee leases from Lessor on terms, conditions, covenants and provisions set forth hereinbelow, the following described premises hereinafter designated as demised premises, or “the premises”, situated in the City of MISSION
VIEJO_____, County of ORANGE                          , and State of California, consisting of approximately _25,000_____________ square feet of rentable space:

The freestanding building known as 25262 El Paseo

together with the non-exclusive use in common with other lessees of the property of which the premises are a part including that certain parking area and common areas which are a part of said property, subject, however, to all prior rights and easements thereon and any provisions or regulations affecting its usage whether or not hereinafter referred to.  Lessee agrees and understands that he has no claim, right or interest whatsoever in or to any portion of the property of which the premises are a part other than to the premises rented under the terms of this lease,

Lessor reserves the right to establish and enforce reasonable rules and regulations applicable to all Lessees concerning the maintenance, management, use and operation of the parking area and common areas.  Lessor may close any of the common or parking areas to the extent required in the opinion of Lessor’s attorney to prevent dedication or accrual of rights of any person or of the public to common areas or close temporarily any part or all of the common areas or parking areas for maintenance purposes.

3.  USE

The demised premises are to be used for the following purposes only and no other purposes whatsoever:
           Pet store and other related uses, including but not limited to boarding, daycare, veterinarian services, grooming, pet photography, passionate pet café, training and retail sales.

4.  TERM

(a) Original Term:

The term of this lease shall be for 126 Months___________ and shall commence on the 1st day of FEBRUARY 2011 and end on the 30  day of JULY 2021 inclusive (the “Original Term”).  Lessee agrees in the event of the inability of Lessor to deliver to Lessee possession of said premises at the commencement of said term, Lessor shall not be liable for any damages caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for rent until such time as Lessor offers to deliver possession of said premises to Lessee, however, the term hereof shall not be extended by such delay.  If Lessee, with Lessor’s consent, takes possession prior to the commencement of the said term, Lessee shall do so subject to all the covenants and conditions of this lease, and shall pay rent for the said period at the same monthly rate as that prescribed for the first month of the said term.  In the event that the rental commences under the provisions of this paragraph at a different calendar date than normally provided for in this lease, all rents provided for, including but not limited to, both minimum guaranteed rents and percentage rents shall be prorated for the period to the regular calendar end of the month date.  Notwithstanding any provisions of this paragraph to the contrary, if Lessor does not deliver possession of the demised premises to Lessee within one year from the date of the commencement of this lease, then either party can elect to terminate this lease by giving written notice to the other party at any time before the date Lessor offers to deliver possession of the premises to the Lessee.

(b) Extended Term:
In the event Lessee has not been, and is not then in default under this lease, Lessee shall have the option and right to extend the original term of this lease for two periods of sixty months_, commencing on expiration of the original term.  If Lessee elects to extend the term of this lease, Lessee must give Lessor written notice of Lessee’s election to extend at least ninety (90) days before expiration of the original term.  The written notice shall be deemed effective on personal delivery to Lessor or upon being served in the manner provided in this lease.  During the extended term of this lease, if any, all terms, conditions, covenants and provisions of this lease shall remain in force and effect, except that:

 Base Rent at the beginning of the first 60 month option period shall be $41,813.33 per month for 60 months. Base Rent at the beginning of the second option period shall be $46,830.93 per month for 60 months.

Options may only be exercised if there are no Tenant defaults or delinquencies at the time of Tenant’s notice to Landlord of its intention to exercise the options to renew.

Lessee shall have no right to further extend the term of this lease beyond or after expiration of the extended term.  References throughout this lease to “the term of this lease” shall include both the original term and the extended term, if any, unless otherwise indicated.

5.  RENTS

(a) Minimum Guaranteed Rent:
Lessee shall pay as rent for said demised premises Four Million, Two Hundred Thirty Nine Thousand, Nine Hundred Ninety Nine and 60/100 DOLLARS ($4,239,999.60) payable __Thirty Three Thousand, Three Hundred & Thirty Three & 33/100 DOLLARS ($33,333.33) upon execution hereof for July, 2011,  and

Per Rent Schedule in Addendum #1 upon the _1st_______ day of each calendar month throughout the term hereof; commencing the first day of August, 2011______ (and in addition Lessee agrees to pay such other and further rents hereinafter provided).  The aforesaid rent shall hereinafter be referred to as the “minimum guaranteed rent”.  All rents provided for in this lease shall be payable in lawful money of the United States by check, or cashier’s check, or in cash, at Lessor’s sole option and discretion, at the office of Lessor, or such other place or places as the Lessor may, from time to time, designate.  Such payment of rent shall be free from any and all claims, demands or set-offs against Lessor or his agents of any kind or character whatsoever.

(a) Late Charge:
If any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within five (5) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount.  The parties hereby agree that  it is impracticable or extremely difficult to fix the actual damage to Lessor in the event Lessee fails to pay an installment of rent timely, and that the late charge assessed herein is presumed to be the damage Lessor will incur by reason of late payment by Lessee.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

6.  SECURITY DEPOSIT

 Lessee has deposited with the Lessor the sum of Thirty Three Thousand, Three Hundred, Thirty-Three DOLLARS ($33,333) to be retained by the Lessor as security for faithful performance by the Lessee of all the terms, conditions and covenants by the Lessee to be kept and performed, which said security deposit shall be returned to the Lessee at the expiration of the term hereof, provided, however, that there shall be no prior default by the Lessee hereunder and provided further, that he shall deliver up possession of the premises as herein provided.  If Lessee is in default, Lessor can use the security deposit, or any portion of it, to cure the default or compensate Lessor for all damages sustained by Lessor resulting from Lessee’s default. Lessee shall immediately upon demand pay to Lessor a sum equal to the portion of the security deposit expended or applied by Lessor as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Lessor.  The taking of such security by the Lessor shall in no way be a bar or defense to any action in unlawful detainer, or for the recovery of the premises in any action which the Lessor may at any time institute for the breach of any covenant contained herein.  If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this lease on the part of the Lessee, the Lessor may transfer and deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon the Lessor shall be discharged for any further liability in reference thereto. No interest shall be paid with respect to such security deposit and no trust relationship is created with regard thereto.  Lessor may at his option maintain the security deposit apart or may co-mingle the security deposit with Lessor’s general or other funds. The amount of the security deposit shall be increased with each rent escalation to the amount of the first month’s base rent of the new rent period.

7.  UTILITIES AND CHARGES

Lessee shall pay during the term hereof all insurance, water rates, rent or charges, all electric, gas or other lighting, air conditioning and heating charges and every other charge, lien or expense accruing or payable hereinafter in connection with the said premises hereby demised, incurred by Lessee or arising as a result of the use or occupancy by the Lessee.  In addition, Lessee agrees to pay Lessor as additional rent, upon presentation by Lessor to Lessee of a statement therefor, an amount equal to the percentage which the square footage of the premises bears to the total rented and occupied square footage of the building of which the premises are a part (at the time of presentation of statement), of the total amount paid by Lessor or in his behalf for water, sewage fees and assessments, electricity, fuel and energy surcharges used in connection with the building or adjoining areas, and for any maintenance and labor charge including rubbish collection, janitorial services and pest control in connection with the common areas, roof, parking areas, sidewalks, overhead or adjoining area of the property of which the demised premises is a part.  Lessee acknowledges that certain charges for which Lessee is required to pay hereunder, such as, but not limited to, charges for parking lot use, rubbish collection and janitorial services, are not susceptible to precise calculation or determination, but are based upon Lessor’s good faith estimates premised on historical data, Lessor’s experience and expertise.  Except where such estimates are made as a direct result of Lessor’s willful misconduct or negligence, they are presumed by Lessee herein to have been made by Lessor in good faith.

8.  TAXES

Lessee shall pay as additional rent for the premises, for the full term of this lease from its commencement until its termination, any and all “real property” taxes applicable to the premises at least ten (10) days prior to the respective delinquency dates of such tax payments.  As used herein, the term “real property tax” shall include any form of assessment, license fee, commercial rent tax, business improvement district tax, levy, penalty, or any and all taxes (other than inheritance or estate taxes), imposed by any governmental authority or agency having the direct or indirect power to tax, as against any legal or equitable interest of Lessor in the premises or in the real property of which the premises are a part, as against Lessor’s right to rent or other income therefrom, or as against Lessor’s business of leasing the premises or any tax imposed in substitution, partially or totally, of any tax or any additional tax, the nature of which was previously included within the definition of real property tax.

In the event that the premises is a portion of a larger unit, Lessee shall only pay its proportionate share of all “real property taxes”.  Lessee’s proportionate share shall be the ratio of the total of real property taxes levied and assessed against the building, other improvements and land of which the premises are a part, that the total number of square feet in the premises bears to the total number of leasable square feet in the building and other improvements in which the premises are located.  Each year Lessor shall notify Lessee of Lessor’s calculation of Lessee’s proportionate share of the real property taxes.  Lessee shall pay its proportionate share of the real property taxes regardless of the validity of such taxes not later than thirty (30) days after receipt of the notification from Lessor provided that Lessor shall not make his demand until the tax itself becomes due.

In addition, any increase in any taxes resulting from leasehold improvements made or caused to be made by Lessee in or upon the premises shall be borne solely by Lessee.

Lessor shall not unreasonably withhold permission for Lessee to contest property tax increases at it’s sole cost.

9.  CAM EXPENSES

Notwithstanding any provisions in this lease to the contrary, Lessor may elect, at any time during the term of this lease, and at his sole discretion, to use the following alternative method of calculating Lessee’s proportionate share of and liability for, Lessor’s common area maintenance, taxes and insurance expenses (“CAM Expenses”) as provided for in this lease:

(a) From and after the commencement date, but subject to adjustment as provided in this subparagraph (a), Lessee shall pay Lessor on the first day of each month of the term of this lease one-twelfth (1/12) of the Lessee’s proportionate share of the anticipated CAM expenses and other costs, charges and expenses to be included, as an estimate which shall be applied to Lessee’s account and maintained by Lessor for the items included therein, which monthly amount may be adjusted from time to time by Lessor on the basis of Lessor’s experience as well as the anticipated cost of all of the foregoing items.  Notwithstanding anything contained herein or any verbal representations made by Lessor or Lessor’s agent to the contrary, Lessor expressly does not represent or warrant that the CAM estimate as set forth at the commencement of this lease, or in effect at any time during the term hereof, is an accurate representation of the actual costs which may ensue for those items for which the estimated payments are being made.  While Lessor may endeavor to estimate such actual costs, for various reasons, including fluctuations in many expenses and taxes over which the Lessor may have little control, and the ability of the parties to freely negotiate the level of such estimates, there may be a shortfall when the reconciliation of the estimates to such actual costs is made.  Lessee expressly acknowledges that such a shortfall may occur, and hereby agrees to promptly pay its share of these costs in accordance with the terms of this lease.

(b) If, at the end of any calendar year, Lessee’s share of the foregoing costs exceed the total of the estimates made by Lessee during which calendar year, Lessee shall pay to Lessor the deficiency within ten (10) days of written demand from Lessor.  If said estimates exceed Lessee’s share of the same, Lessee shall be entitled to offset the excess against the estimates thereafter to become due to Lessor.  Lessor shall furnish a statement showing categories of expenses to Lessee annually for the actual expenses for all of the foregoing items and the excess or deficiency of Lessee’s payments.

(c) Lessor shall provide to Lessee all information as may be reasonably requested by Lessee concerning CAM expenses.  In the event there is found to be an overpayment by Lessee of CAM expenses as set forth herein, Lessee shall have the right to deduct such overpayment from future payments of CAM expenses to Lessor until Lessee is reimbursed for such overpayments of CAM expenses.

Lessee’s share of the CAM expenses of the premises shall be 100%. In addition, Lessee shall reimburse Landlord for the premises share of CAM for The Freeway Center Shopping Center as billed by the Property Management See  Exhibit “B”.

Landlord will provide two (2) years historical and estimated future and planned CAM charges to the extent such information is available to Lessor.

10.  REPAIRS

(a) Prior to the execution of this lease Lessee shall have identified each item of defect within the premises which Lessor agrees, by Lessor’s endorsement thereon, to repair or replace.  Said items of repair or replacement are listed in Schedule A, entitled “Schedule of Repairs Prior to Lessee’s Possession”, attached hereto and incorporated herein by reference.  Upon the execution of this lease, Lessor shall perform all items of repair or replacement listed in Schedule A before Lessee takes possession, or occupies, the premises, whether actually or constructively.  As used herein, and elsewhere in this lease, “the premises” shall include the real property subject to this lease, and all fixtures, equipment, furnishings and furniture subject to this lease, including those listed in said Schedule A.  Lessee’s occupancy, or taking possession of the premises, shall be deemed, conclusively, Lessee’s full satisfaction of Lessor’s performance of the repair or replacement work set forth in said Schedule A, and shall further constitute the complete waiver by Lessee of whatever  items of said work that remain unperformed, if any.  By and upon Lessee’s occupancy or taking possession of the premises, Lessee covenants and agrees, and Lessor relies thereon, that (a) Lessee has independently examined and knows the physical condition of the premises, and every part thereof, and has received the same in good order and repair; (b) the premises, and every part thereof, are, and shall be deemed and presumed conclusively to be, free of defects of any and whatever kind; (c) all defects or disrepair of the premises, or any part thereof, discovered during Lessee’s occupancy or possession of the premises shall be deemed and presumed conclusively to have occurred after Lessee took occupancy or possession of the premises and during such occupancy or possession, for which Lessee is solely responsible; (d) Lessee is absolutely estopped from claiming or asserting, at any time after Lessee’s occupancy or possession of the premises, that the premises, or any part thereof, were defective or were not in good order or repair at the execution of this lease; and (e) no statements or representations as to the physical condition of the premises, or the condition of repair of the premises, have been made by or on behalf of Lessor prior to, or contemporaneously with, the execution of the lease.

(b) During Lessee’s possession or occupancy of the premises, Lessee agrees to keep the premises and the fixtures, appurtenances, furniture and furnishings leased hereunder, including air conditioning units, and every part thereof, in the same good order and condition as they are upon delivery to Lessee, and will keep the streets and adjoining alleys and common areas and said premises both inside and outside and every part thereof in good repair and in a clean and healthful condition and in accordance with ordinances and the direction of government authorities during the term of the lease, and at the end of the term, or other termination of the lease, either by operation of law or for failure to comply with the provisions hereof or any of them, Lessee shall surrender and yield up said premises to Lessor in like good condition and repair.  Lessee’s obligation of repair and maintenance of the premises, as herein provided, is absolute, and is without regard to the cause of the disrepair or the reason for the required repair, as it is conclusively presumed herein that all disrepair, defects within the premises, or repairs or work required by any governmental agency to be performed within the premises to have occurred during Lessee’s occupancy or possession of the premises, and proximately caused by Lessee’s activities within the premises.  Lessee acknowledges that Lessor shall have no obligation whatsoever to repair or remediate, or pay for the repair or remediation of the premises during or arising out of Lessee’s possession or occupancy of the premises, except, and only to the extent, where the disrepair or required remediation of the premises, or any portion thereof, is caused directly by Lessor’s gross negligence or willful misconduct during the term of the lease.  If Lessee shall fail to make such repairs or remediation within a reasonable time as determined by Lessor, or should in any manner fail to perform the covenants hereof, then Lessor may, at his sole option, but without any obligation to do so, enter upon the premises and repair or remediate the same as in Lessor’s reasonable discretion may be necessary, and the cost and expenses of such repair shall be added to the next succeeding installment of rent, and if not so paid this lease may at the option of Lessor be declared breached, in the same manner as for non-payment of rent.  Lessee hereby consents to, and permits, Lessor’s entry into the premises for the purpose of remediaton or repair, and hereby waives all claims of any kind or nature against Lessor, his agents or employees, for any damage to the premises, or to Lessee, his business or property, by reason of, or arising from, Lessor’s exercise of his right and option hereunder to repair or remediate the premises.

Prior to the commencement of repair, remediation or any work within or about the premises, Lessee shall submit to Lessor, for Lessor’s approval, written detailed plans for such work.  Failure of Lessor to disapprove said plans in writing within ten (10) business days of presentation of said plans shall be deemed Lessor’s approval thereof.  All such work shall be performed in strict compliance with plans approved by Lessor, and the completed work shall be subject to Lessor’s reasonable approval.  Failure of Lessor to approve the completed work within ten (10) business days of written notice from Lessee of completion of said work shall be deemed Lessor’s approval thereof.  In the event Lessor, in his reasonable discretion, requires modification, alteration or further repair of the completed work, Lessee shall forthwith comply with Lessor’s requirements at Lessee’s sole cost and expense.  There shall be no abatement of rent, or waivers or compromises of any of Lessee’s obligations hereunder during the period of repair or remediation of the premises under this paragraph.

11.  USE OF PREMISES

(a) Prohibited Uses:
Lessee shall not use the premises, or any of the common areas appurtenant to the premises, for any purpose that will increase the rate of insurance thereon; or will result in the violation of any ordinance or laws, whether local, state or federal; or in a manner contrary to Lessor’s rules, regulations and policy governing the premises, or public policy or morals; or in a manner constituting public or private nuisance or disturbance; or in a manner which may adversely affect Lessor’s good name or reputation, or the good name or reputation of other tenants or occupants of the property in which the premises are a part.  Furthermore, Lessee shall not use the premises for any purpose other than the purpose specifically set forth herein without Lessor’s prior written approval, which approval may not be unreasonably withheld.  Lessor may impose reasonable conditions, or charges, for his approval, if the use of the premises proposed by Lessee increases Lessor’s costs or risk of maintenance of the property in which the premises are a part, at Lessor’s sole determination.  Notwithstanding, Lessor shall have the right to withhold such approval, if the proposed use of the premises is, in any way, unlawful, hazardous to persons or property, contrary to the financial interests and reputation of Lessor or other tenants within the property in which the premises is a part, or if the proposed use is contrary to any provision of this lease or the leases or agreements between Lessor and other tenants within the property in which the premises are a part, or if the proposed use of the premises is contrary to public policy or morals, or the policy, rules and regulations of Lessor governing the premises.

(b) Toxic or Hazardous Materials:
Lessee shall not use, store or release onto the premises, or Lessor’s property, or adjacent or adjoining properties, or public property, or into sewers or drains within or outside the premises, any toxic or hazardous substances or materials, or other contaminants specifically prohibited, controlled or governed by local, state and/or federal laws.  Lessee shall have the sole responsibility to detect and monitor the presence of any such toxic or hazardous substances or materials, or contaminants within the premises, and, in the event any such contamination is found within the premises, Lessee shall immediately (1) give written notice to Lessor and all appropriate governmental agencies of such contamination, together with written reports from environmental consultants or experts on the nature and extent of such contamination; and thereafter, without delay, (2) submit a remediation plan prepared or endorsed by a licensed environmental consultant or expert for approval of Lessor and all appropriate governmental agencies; (3) clean up the contaminants and remediate the premises, and all adjacent and adjoining property affected or contaminated, whether in whole or in part, by the contaminants released from the premises, at Lessee’s sole cost and expense in strict compliance with the remediation plan approved by Lessor and appropriate governmental agencies; (4) continue monitoring the premises and the affected adjacent or adjoining property for contaminants after remediation and perform all other clean up or remediation work or obligations directed or required by any governmental agency at Lessee’s sole cost and expense; and (5) procure a written release or confirmation from appropriate governmental agencies indicating that the premises, and all other property affected by the contamination, have been fully remediated and that no further action for the clean up or remediation of the premises, or the affected adjoining or adjacent property, is required.  To avoid the spreading of contamination, or further contamination, Lessee acknowledges specifically that time is of the essence for Lessee’s performance of each of the foregoing acts in the event of discovery of contamination.

Not withstanding of any provisions or elsewhere in this lease, Lessee’s veterinary clinic operation shall comply with all laws and regulations in accordance with prudent veterinarian practices relating to storage, use, transport and disposal of any medical and/or bio-waste, prescription drugs and other chemicals.

12.  RIGHT OF ENTRY

Lessee shall permit Lessor and his agents to enter into and upon the premises at all reasonable times for the purpose of inspecting the same; or for the purpose of protecting owner’s reversion, or showing the premises to prospective lessees, purchasers or encumbrancers, or erect or paint signs on any portion of the building or surrounding area of which the premises are a part or to post reasonable notices to protect the rights of Lessor, or to erect scaffolding, make repairs, alterations or additions to the premises or to any other portion of the building in which the premises are situated, or for maintaining any service provided by Lessor to Lessee or any other tenant or occupant of the premises of which the premise are a part, hereunder without any rebate or abatement of rent or liability to Lessee for any loss of occupancy or quiet enjoyment of the premises, or damage, injury or inconvenience thereby occasioned.  If Lessee shall move from or abandon said premises at any time prior to the termination of this lease, Lessor shall have the immediate right to enter upon the premises for the purpose of cleaning, repairing, decorating or altering the premises, without such entry constituting an acceptance of surrender of the premises by Lessee and without such entry in any manner affecting the obligations of Lessee hereunder.

13.  DESTRUCTION OF PREMISES

In the event the premises or the building in which they are situated shall be partially or totally destroyed by fire, earthquake or other casualty, or are declared unsafe by any public authority, Lessee shall give immediate written notice thereof to Lessor and this lease shall not be terminated or be void or voidable.  Lessee shall not be entitled to any abatement or reduction in the rent or any of Lessee’s obligations hereunder, or damages or claims for damages, by reason thereof (except as hereinafter specifically provided in this paragraph).

In the event of such partial or total destruction or such declaration of unsafety, Lessor may at any time within thirty (30) days after receiving written notice thereof from Lessee, elect to terminate this lease.  In the event the demised premises shall be so partially or totally destroyed and Lessor shall not elect to so terminate this lease, he shall, at his own cost and expense and with reasonable diligence restore the premises to the condition in which they were immediately before such destruction and the monthly installments of rent falling due during such restoration shall be proportionately reduced and abated.  In the event the premises shall be declared unsafe by any public authority and Lessor shall not elect to so terminate this lease, he shall, at his own cost and expense and with reasonable diligence, make such alterations and additions to, and improvements of, the premises as may be required by such public authority declaring the premises unsafe, and the monthly installments of rent falling due during the making of such alterations, additions and improvements shall be proportionately reduced and abated.  Lessee hereby waives any and all rights under the provisions of Sections 1932 and 1933, subdivision (4) of the Civil Code of the State of California.  If Lessor elects to restore the premises as provided for hereinabove, Lessor shall not be required to restore alterations made by Lessee, Lessee’s improvements, trade fixtures, and Lessee’s personal property, such excluded items being the sole responsibility of Lessee to restore.  Until written notice of partial or total destruction or declaration of unsafety is given to Lessor, as required hereunder, Lessor shall have no obligations to make any election hereinabove provided, and Lessee shall continue to be liable hereunder as though such destruction or unsafe conditions never occurred.

Notwithstanding any provision in this paragraph, or elsewhere in this lease, to the contrary, where the destruction to the premises, or the unsafety of the premises is caused, directly or indirectly, in whole or in part, by the acts or omissions of Lessee, his agents, employees, licensees or invitees, Lessee shall have the sole responsibility to replace, rebuild or repair the premises to the condition it was in immediately prior to the destruction, disrepair or the occurrence of the unsafe condition, at Lessee’s sole cost and expense, consistent with the provisions on Lessee’s obligations to repair the premises, as set forth in Paragraph 10 above, and without abatement of Lessee’s rent or other obligations hereunder.

14.  COMPLIANCE WITH ALL LAWS

Lessee shall, at his sole cost and expense, comply with all of the requirements of all municipal, state and federal governmental authorities and laws now in force, or which hereafter be in force, pertaining to the use of the premises.  The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such requirement or laws in said use, shall be conclusive of that fact as between Lessor and Lessee.

15.  ALTERATIONS AND ADDITIONS

Lessee shall take good care of the premises and they shall not be altered without the written approval of Lessor.   Unless otherwise provided by written agreement, all alterations, improvements and changes approved by Lessor shall be done either by or under the direction of Lessor, but at the cost of Lessee, and shall be the property of Lessor, and shall remain upon and be surrendered with the premises, excepting however, that at Lessor’s option and request, Lessee shall, at Lessee’s expense, prior to surrendering the premises on the date of termination of this lease, remove from the premises and the building at request of Lessor only such partitions, counters, railings, fixtures, etc. requested to be removed by Lessor which were installed in the premises by or at the cost of Lessee.  All damage or injury done to the premises by Lessee, or by any person who may be in or upon the premises with the consent of Lessee, shall be repaired and paid for by Lessee.

16.  INSURANCE

a.  Lessee shall, at Lessee’s own cost and expense, procure and maintain during the entire term of this lease the following insurance coverage:

Comprehensive general public liability insurance insuring against the risks of bodily injury, property damage and personal injury liability occurring on the premises or arising out of Lessee’s use or occupancy of the premises, in an amount of $1,000,000 to indemnify against claim of one person and $2,000,000 to indemnify against the claims of two or more persons, and $500,000 for damages to the premises and other property, whether real or personal, beyond the premises.  As used in this paragraph, the “premises” shall include the premises in Lessee’s possession pursuant to this lease, all common areas within the property in which the premises are a part, and all personal property contained therein.  Lessee shall increase the amount of public liability coverage if, at any time during the term of the lease, the existing coverage is not adequate in the opinion of Lessor’s insurance broker or lender.

Fire and extended coverage insurance and vandalism and malicious mischief insurance insuring Lessee’s and Lessor’s fixtures, goods, wares, and merchandise in or on the premises for 100% of their full insurable and replacement costs, without deduction for depreciation.

Plate glass insurance covering all plate glass on the premises, including entry doors, locks and window frames, from damage and vandalism (e.g. scratching and scoring).

Business interruption insurance, payable in the event of a loss covered by the fire and extended coverage or vandalism and malicious mischief insurance Lessee is required to maintain, in an amount not less than the amount of Lessee’s fixed rent and proportionate share of “Cam Expenses” for a twelve month period following any damage or destruction.

Workers’ compensation insurance as required by the laws of the State of California.

Lessee’s policy of liability insurance shall list Lessor as an additional insured and shall also contain an endorsement that although Lessor is listed as an additional insured, Lessor shall be entitled to recover under the policy for any loss or damage occasioned to Lessor or Lessor’s agents or employees by reason of Lessee’s negligence.

b.  Any insurance policy Lessee is required to procure and maintain under this lease shall be issued by a responsible insurance company or companies licensed to do business in the State of California.  Further, each such policy shall provide that it may not be canceled, terminated or changed except after thirty (30) days prior written notice to Lessor.  Lessee may maintain all or part of the insurance required under this lease by means of a blanket insurance policy so long as the provisions of this Paragraph 16 are satisfied.  Lessee must deliver to Lessor duplicate originals or certificates of all insurance policies procured by Lessee.

c.  Lessee may not do, omit to do, permit to be done, or keep anything in or on the premises that will violate the provisions of Lessor’s fire and extended coverage insurance policy or otherwise adversely affect the premiums paid by Lessor or Lessor’s ability to maintain the insurance in affect.  If any such act or omission by Lessee results in an increase in Lessor’s premiums for any policies on the premises, or the property within which the premises are a part, Lessee shall pay the amount of the increase.  Lessor may also, at Lessor’s option, rectify the condition causing the increase if Lessee fails to do so.  In that case, on demand of Lessor, the amount expended by Lessor shall be immediately due and payable by Lessee as additional rent.

d.  If during the term of this lease, Lessee fails to secure or maintain the insurance required under this lease, Lessor may obtain the insurance for the premises in Lessee’s name or as the agent of Lessee, or as Lessee’s attorney in fact, and Lessee shall pay Lessor as additional rent, for the cost of the insurance premiums no later than ten (10) days from the date written notice is received that the premiums have been paid.  The failure by Lessee of his obligations hereunder within the time required under this subparagraph shall be considered a default under this lease.

17.  CONDEMNATION

If any part of the demised premises shall be taken or condemned for a public or quasi-public use and a part thereof remains which is susceptible of occupation hereunder, this lease shall, as to the part so taken, terminate as of the date title shall then vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay as minimum guaranteed rent only for the remainder of the term, such portion of such rent as the total number of square feet of the part remaining after condemnation in the demised premises bears to the total number of square feet of the entire demised premises immediately before the date of taking.  In the event of partial taking, Lessor shall have the option to terminate this lease as of the date when title to the part so condemned vests in the condemnor.  If all of the demised premises, or such part thereof be taken or condemned so that there does not remain a portion susceptible for occupation hereunder, this lease shall thereupon terminate.  If a part or all of the demised premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go the Lessor and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereby by reason of the condemnation of all or a part of the demised premises.

The Lessee waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this lease in the event of a partial taking of the premises.

18.  SUBORDINATION

Lessee agrees that this lease is and shall always be subordinate to any mortgage, deed of trust or other instruments of security which have been or shall be placed on the land and building of which the premises form a part and such subordination is hereby made effective without any further act by Lessee.
No later than thirty (30) days after Ask landlord for NDA.

19.  REGULATIONS BY LESSOR

Lessor shall have the right and privilege, subject to Lessee consent, which shall not be unreasonably withheld, from time to time to make rules and regulations affecting the demised premises which he may deem proper, necessary and reasonable or for the betterment of the tenants as a whole occupying the units contained in the building of which the premises are a part.  Said rules and regulations shall for the most part refer to use of the common area and parking area; attractiveness of the various stores, including exterior and interior signage and displays; cleanliness of the stores and surrounding areas; disposal of refuse and garbage and the like.  Lessee agrees to abide and comply with all of Lessor’s rules and regulations in connection therewith.

20. HOURS OF DARKNESS

Lessee shall keep open, use and operate the demised premises for the uses and purposes for which they are let, and shall conduct and operate its business therein in a clean and first class condition during each business day at least from the hours of 9 a.m. to 5 p.m. and shall keep the premises reasonably stocked with first class merchandise and reasonably staffed to serve the patrons thereof.

21.  ESTOPPEL CERTIFICATE

Lessee agrees to execute, in recordable form, and deliver to Lessor, or to any person designated by Lessor, when requested by Lessor, an estoppel certificate regarding the status of this lease.  The certificate shall be in a form designated by Lessor, or such other person designated by Lessor, and shall contain at a minimum the following: (1) a statement that the lease is in full force and effect with no modifications, or a statement that the lease is in full force and effect as modified, together with a description of the modifications; (2) the commencement date and expiration date of this lease; (3) the amount of advance rent, if any, paid by tenant, and the date to which the rent has been paid; (4) the amount of any security deposit deposited with Lessor; (5) a statement indicating whether or not Lessor is, in Lessee’s good faith opinion, in default under any of the terms of this lease, and if so, a description of the alleged default and of any defense or offset claims by Lessee; and (6) any other information reasonably required by Lessor, or such other persons designated by Lessor.  Lessee shall deliver the certificate to Lessor, or the requesting party, not later than ten (10) days after the date of the written request for the statement.  Lessee’s failure to deliver the certificate within the foregoing time period shall constitute an acknowledgment by Lessee that this lease has not been assigned or modified; that the lease is in full force and effect; and that all rents payable under this lease have been fully paid up to and not beyond the due date immediately preceding the date of Lessor’s written request for the statement.  Such an acknowledgment may be relied on by any persons holding or intending to acquire any interest in the premises or the property in which the premises are a part.  Lessee’s failure to timely deliver the required certificate shall also constitute, as between Lessee and the persons entitled to rely on the statement, and as between Lessee and Lessor, a waiver of any default by Lessor or of Lessee’s defenses or offsets against the enforcement of this lease that may exist prior to the date of the written request for the statement.  Furthermore, Lessor shall have the right, in the event of Lessee’s default of his obligations under this paragraph, to execute an estoppel certificate required of Lessee hereunder on behalf of Lessee and as Lessee’ attorney in fact, but only to the extent that the facts, statements or events set forth in the estoppel certificate are true to the best knowledge of Lessor.

22.  SECURITY AND SAFETY

Lessee is solely responsible for the security, safety, and well-being of all persons and property within the premises.  Lessee agrees to conduct his own independent assessment of the need for security guards or other security measures for his own protection, or the protection of his agents, employees, invitees, licensees and all persons coming onto the premises, the common areas, parking areas, and elsewhere within the property in which the premises are a part.  Lessee shall have the duty to provide such security measures in the event Lessee determines that they are necessary for the protection of the above-mentioned persons and property.  All costs and expenses of installation or provision of security measures for or within the premises, including, but without limitation to, the presence of security guards, burglar alarms or other security measures or devices installed within the premises, shall be paid by Lessee.  Lessee agrees and acknowledges that Lessor shall have no responsibility or liability to Lessee, or to any person in or coming onto the premises, in any capacity, for personal injury or property damage, and Lessee shall hold Lessor safe and harmless from such responsibilities or liabilities, arising from, or by reason of any breach of security of the premises, for any or whatever reason.

Lessor may, but without obligation to, install security devices and measures in the common areas, parking facilities, or anywhere within the property of which the premises are a part, at Lessor’s sole discretion.  Such acts of Lessor shall not constitute, or be construed as, an admission or acknowledgment of Lessor of any obligation to provide such security devices or measures, or that such security devices or measures are necessary.

23.  ASSIGNMENT AND SUBLEASE

Lessee shall not assign this lease, or sublet any portion of the premises to anyone without Lessor’s prior written consent, and any such assignment or sublease without Lessor’s written consent shall be void and of no effect, and constitutes a material breach of this lease, upon which Lessor may, at Lessor’s sole election, reenter the premises and dispossess the assignee or sublessee, but such reentry shall not affect the obligations of Lessee theretofore bound.  Except as otherwise specifically set forth in this lease, Lessor may reasonably withhold consent to the proposed assignment or sublease for any reason at Lessor’s sole and complete discretion.  As used herein, a prohibited assignment or sublease shall be deemed to have occurred upon the occurrence of any of the following events:

The actual execution and delivery by Lessee of an instrument which provides for the transfer of any of Lessee’s rights, title or interest hereunder to a third party; or

The taking of possession or occupancy, whether actually or constructively, in whole or in part, of the premises by any person other than Lessee; or

The transfer by Lessee to a third party the controlling interest in Lessee; or

If Lessee is a person or entity with unlimited liability at the time of execution of this lease, the conversion or transformation of Lessee to a corporation, or limited liability company, or to an entity which possesses the characteristics of limited liability.

To obtain Lessor’s consent to the proposed assignment or sublease, Lessee shall submit to Lessor, for Lessor’s consideration, the following documents:

A proposed assignment of lease or sublease which identifies the proposed transferee, the consideration for the transfer, the transferee’s business and the purpose of the transferee’s use of the premises, and all the terms, conditions and covenants between Lessee and the transferee for the assignment or sublease;

Financial statements of the transferee, and certified by the transferee, showing the transferee’s net worth and cash flow, prepared in accordance with generally accepted accounting principles, consistently applied, for two successive fiscal years immediately preceding the proposed date of the assignment or sublease; and

Such other documents or information as Lessor may require, in Lessor’s sole discretion.

Notwithstanding the foregoing prohibition against assignment or sublease, Lessor agrees not to unreasonably withhold or delay Lessor’s consent to the proposed assignment if all of the following conditions are met:

Lessee has not been and is not in default of any of the terms, covenants, or conditions of this lease on the proposed effective date of the assignment or sublease;

Tenant shall be allowed to assign all or part of the leased Premises, with Landlord’s approval, not to be unreasonably withheld. Any assignee will not violate the existing Tenant exclusives. Tenant shall remain primarily liable for the lease unless assignee operates at least 10 stores with an operating history in excess of five (5) years.  Upon an assignment to an entity with a net worth in excess of $50,000,000, the Tenant is released from any prospective liability under the lease.  If Tenant desires to demise the building, tenant shall first obtain the approval of Landlord of any design of configuration (which shall not be unreasonable withheld). However, Landlord shall have the absolute right to reject any plans to demise the space.  If space is demised, tenant has the obligation to restore building to its original configuration at the end of the lease term.  Should premises remain dark for more than twelve (12) months, Landlord shall have the right, but not the obligation, to recapture the premises.  Further language to be defined in the lease.

Lessee shall have reimbursed Lessor, within ten (10) days following Lessor’s demand for all costs and expenses, including consultants’ fees (as set forth in Paragraph 33 below), which Lessor actually incurred or paid in the consideration and review of Lessee’s request for Lessor’s consent to the proposed assignment or sublease, and for the documentation of the transaction.

The consent given by Lessor to the assignment or sublease of the premises shall not constitute, or be construed in any way as, the release or discharge of any obligations or liabilities of Lessee under, or arising out of, this lease.  Unless a written release is executed by Lessor, and only to the extent of the obligations or liabilities of Lessee being released thereunder, Lessee, and all guarantors of this lease, shall continue to be liable to Lessor hereunder at all times after the assignment or sublease until all obligations of Lessee hereunder have been performed or discharged.  The acceptance of rent by Lessor from the transferee, or any other person, shall not be deemed to be a waiver of Lessor of any provision hereof.  In the event of default by Lessee’s assignee or sublessee, or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or sublessee, or successor.    Lessor may consent to subsequent assignment or subletting of this lease or amendments or modifications to this lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining Lessee’s or their consent thereto, and such action shall not relieve Lessee of liability under this lease.  Any consent given by Lessor to Lessee to assign or sublease said premises shall not be construed as a consent to any other assignment or sublease, or as a waiver of the right by Lessor to object to any assignment or sublease to which consent in writing has not been obtained.

24.  BREACH OF AGREEMENT AND DEFAULT

If any default shall be made by Lessee in the payment punctually when due, of any rent or other monies due hereunder, or in the performance of any of the other terms, covenants or conditions herein contained, or if Lessee’s interest herein, or any part thereof, be assigned or transferred, either voluntarily or by operation of law except as it may be permitted, whether by judgment, execution, death or any other means, or if Lessee shall file any petition or institute any proceeding under the bankruptcy act, either as such act now exists or under any amendment thereof which may hereafter be enacted, or under any act or acts, state or federal dealing with or relating to the subject or subjects of bankruptcy or insolvency, or under any such amendment of any such act or acts, either as a bankrupt, or as an insolvent, or as a debtor, or in any similar capacity, or offer to his creditors to effect a composition or extension of time to pay his debts, or for a reorganization or to effect a plan of reorganization or for a readjustment of Lessee’s debts, or to effect a plan of readjustment of Lessee’s debts, or for a stay of judicial or other official proceedings against Lessee in any court, or for an order that Lessee’s property or any of it shall remain in Lessee pending any such stay of proceedings, or for any other similar relief, or if any such petition or any such proceeding of the same or similar kind or character be filed or be instituted or taken against Lessee, or if any receiver of the business or of the property or assets of the Lessee shall be appointed by any court except a receiver appointed at the instance or request of Lessor, or if Lessee shall make a general or any assignment for the benefit of his creditors, or if Lessee shall abandon or vacate the premises, or if Lessee shall otherwise, in any manner whatever become unable to pay the rent herein specified or to perform any of the terms, covenants or conditions herein by him to be kept or performed, then in any of such events Lessor shall have the option, without notice to Lessee or demand for performance, either:

(1) to collect, by suit or otherwise, each installment of rent or other sum as it becomes due hereunder, or to enforce, by suit or otherwise, any other term or provision hereof on the part of Lessee required to be kept or performed; or

(2) to re-enter the premises, remove all persons therefrom, take possession of the premises and of all equipment, fixtures and personal property thereon, or therein, and either

(a) with or without terminating or forfeiting this lease and in either event without in any way affecting any rights or remedies of Lessor or any duties or obligations of Lessee hereunder, re-let the premises as the agent and for the account of Lessee, either in Lessor’s name or otherwise, upon such terms and conditions and for such period (whether longer than the balance of the term hereof or not) as Lessor may deem advisable, either with or without any equipment or fixtures that may be situated thereon or therein, in which event the rents received on any such re-letting during the balance of the term of this lease or any part thereof shall be applied first to the expenses of re-letting and collecting, including necessary renovation and alteration of the premises, attorney’s fee and any real estate commission actually incurred or paid, and thereafter toward payment of all sums due or to become due to Lessor hereunder, and if a sufficient sum shall not be thus realized to pay such rent and other charges, Lessee shall pay to Lessor monthly any deficiency and Lessor may sue therefor as each monthly deficiency shall arise; such monthly deficiencies shall be paid punctually when due, as herein provided, notwithstanding the fact that Lessor may have received rent in excess of the monthly rent herein stipulated in previous months, and notwithstanding the fact that Lessor may thereafter receive monthly rent in excess of the monthly payments herein specified during subsequent months; or

(b) terminate this lease at any time, in which event Lessee agrees immediately to surrender possession of the premises.  No act by Lessor other than giving written notice to Lessee shall terminate this lease.  Acts of maintenance, efforts to re-let the premises, or the appointment of a receiver on Lessor’s initiative to protect Lessor’s interest under this lease shall not constitute a termination of Lessee’s right to possession.  On termination, Lessor has the right to recover from Lessee:

(i)	The worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this lease;

(ii)
The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided;

(iii)
The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; and

(iv)	Any other amount, and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee’s default.

The worth, at the time of the award, as used in (i) and (ii) of this subparagraph, is to be computed by allowing interest at the rate of 10% per annum.  The worth, at the time of the award, as referred to in (iii) of this subparagraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

The foregoing remedies of Lessor shall not be exclusive, but shall be cumulative and in addition to all remedies now or hereafter allowed by law or elsewhere provided for.

If Lessee is in default of this lease, Lessor shall have the right to have a receiver appointed to collect rent and conduct Lessee’s business.  Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Lessor to terminate this lease.

Lessor, at any time after Lessee commits a default, can cure the default at Lessee’s cost.  If Lessor at any time, by reason of Lessee’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the rate of 10% per annum from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee.  The sum, together with interest on it, shall be additional rent.

Lessee hereby waives all claims for damages that may be caused by Lessor’s re-entering and taking possession of the premises or removing and storing furniture and property, as herein provided, and will save Lessor harmless from loss, costs or damages occasioned Lessor thereby, and no such re-entry shall be considered or construed to be a forcible entry as the same is defined in the Code of Civil Procedures of the State of California.

25.  POWER OF ATTORNEY

In the event of default by Lessee in the payment of any rent, or in the performance of any term, covenant or condition herein contained to be kept or performed by Lessee, Lessee shall, and does hereby, irrevocably appoint Lessor as agent and attorney in fact of Lessee to cure the default of Lessee; to perform any and all obligations of Lessee hereunder which Lessee has failed to perform in breach of this lease; to sign and perform all agreements, instruments and other documents incidental thereto; to enter upon the premises to remove, store and sell any and all furniture, personal property and fixtures located within the premises for the account and at the expense of Lessee, and to engage in any and all acts necessary in Lessor’s sole discretion to cure Lessee’s default hereunder, or to discharge or satisfy, whether fully or partially, Lessee’s obligations hereunder.  All costs, including professional consultants’ fees, incurred or expended by Lessor in the exercise of Lessor’s rights hereunder shall be paid by Lessee as additional rent.  Lessor’s sale of Lessee’s property pursuant to this paragraph may be public or private, and the application of the proceeds from such sale for the discharge or satisfaction of Lessee’s defaulted obligations shall be at Lessor’s reasonably discretion and in a commercially reasonable manner.  All acts of Lessor hereunder as Lessee’s attorney in fact are hereby ratified by Lessee as if such acts were performed by Lessee himself.

26.  EXCULPATION OF LESSOR

Lessor shall not be liable to Lessee, and Lessee shall make no claim against Lessor for injuries to person or damages to property by or from any cause whatsoever, including, but not limited to, (a) injury or damage caused by the activities of Lessee, or by the act or omission of any person within the premises; (b) injury or damage to Lessee, or to any person to whom Lessee may be liable, caused by the act or omission of any person outside the premises; (c) injury or damage caused by the physical condition of the premises, or the physical condition of the property in which the premises are a part; (d) injury or damage caused by any activity of Lessor, his agents or employees, within the premises pursuant to the terms of this lease, or in Lessor’s exercise of any of Lessor’s rights under this lease.  Nothing herein shall exculpate Lessor from liability for injury or damage directly caused by Lessor’s negligence or willful misconduct.

27.  INDEMNITY

Lessee shall, and does hereby, hold Lessor harmless and indemnify Lessor from and against any claim, liability, loss, damage, cost, expenses, awards, fines or judgments, including attorney’s fees, arising by reason of the death or bodily injury to persons, injury to property, for other loss, damage or expense, resulting from or in connection with any or all of the following events, incidents or activities:

a.  The use or occupancy of the premises, or the acts or omissions of Lessee, or of Lessee’s agents, employees, invitees, licensees and persons in privity with Lessee or for whose actions Lessee is, or may be, liable, without regard to whether such acts or omissions occurred within or outside the premises;

b.  Any act or omission of any person within the premises, including trespassers or persons who have no privity or relationship whatsoever with Lessee;

c.  Any act or omission of Lessor, or Lessor’s agents or employees within the premises, or within the property in which the premises is a part, in the course of Lessor’s enforcement of any provision of this lease, or of Lessor’s exercise of any of Lessor’s rights under this lease;

d.  The physical condition of the premises, including its structure, interior and exterior walls, roof, heating, ventilation and air conditioning units, equipment and other fixtures therein;

e.  Lessee’s breach of or failure to perform any provision of this lease or failure to comply with any of Lessor’s published or announced rules, regulations and policies governing the premises, the common areas and the property in which the premises is a part; and

f.  Any work performed on the premises or materials furnished to the premises at the instance or request of Lessee or any agent or employee of Lessee.

Nothing herein shall require Lessee to indemnify Lessor for any claim, liability, loss, damage, costs, expenses, awards, fines, or judgments, including attorney’s fees, asserted against, or incurred by, Lessor by reason of Lessor’s gross negligence or willful misconduct.

28.  PROHIBITION AGAINST ENCUMBRANCES

Lessee further agrees to pay and promptly discharge any lien and every other charge or expense, together with all taxes levied on Lessee’s business, or fixtures or any personal property, in or about the demised premises (whether owned by Lessee or Lessor or any other person) and expressly agrees to indemnify Lessor and save Lessor harmless from any liens, or claims of liens, and all other liabilities, claims or demands arising out of any work done in or material supplied to the demised premises at the instance of the Lessee, and all other liabilities, claims or demands arising out of any work done in or material supplied to the demised premises at the instance of Lessee, and from all actions, suits and costs of suits brought by any person to enforce such lien or claim of lien, liability, claims or demands, together with the cost of suit and any attorney’s fees which might be incurred by Lessor for legal advice or services or in connection with defending the same, or any of them.  Lessor shall have the right to pay and discharge any lien, or claim of lien, which may be asserted against the premises or the real estate in which they are situated, by reason of any work done or materials furnished at the instance of Lessee, if within ten (10) days after having received notice of such lien or claim of lien, Lessee does not act to either discharge or contest the same.  In such event, Lessee hereby agrees to pay on demand such sums as are thus expended by Lessor, together with interest at ten percent (10%) per annum as so much additional rent hereunder, and subject to all of the terms and provisions hereof relating to payments of rent.

29.  LESSEE’S REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

To induce Lessor to enter into this lease, Lessee represents, warrants and acknowledges as follows:

All financial and other information Lessee furnished Lessor pursuant to Lessor’s request are true and correct to the best of Lessee’s knowledge;

2.	Lessee, or the person who executed this lease on behalf of Lessee, has the legal capacity and authority to execute this lease, and that Lessee is bound thereby;

No representation, warranty or guaranty of any kind was given by Lessor to Lessee, whether expressed or implied, with respect to any matter concerning or relating to this lease; Lessee did not rely on any statements made by Lessor, or any of Lessor’s representatives, agents or employees, in entering into this lease; and Lessee had performed independent investigation of all facts and matters concerning or relating to this lease and was induced only by Lessee’s own investigation in entering into this lease;

Lessee has consulted, or has the full opportunity to consult, legal counsel or such other professional consultants on all material matters relating to or concerning this lease, and that Lessee has executed this lease free of coercion, fraud or undue influence of any kind from anyone;

At the time Lessee took possession of the premises, Lessor has performed, in full, all of Lessor’s obligations in connection with the delivery of the premises to Lessee, and that the premises so delivered to Lessee were free from any defect, disrepair or hazardous materials prohibited by law;

Lessee is not aware of any fact or event at the time this lease was executed which may render Lessee incapable of paying rent or performing any of Lessee’s obligations hereunder;

Lessee has never instituted bankruptcy proceedings, or has sought protection under bankruptcy laws of the United States, or has been a party in any bankruptcy proceedings, whether voluntarily or involuntarily.

30.  RECAPTURE OF FREE RENTS UPON LESSEE’S DEFAULT

Upon the default of Lessee of any provision of this lease Lessor may, at Lessor’s option, account to Lessee all free rents or benefits Lessor granted Lessee under the lease, if any, and all obligations of Lessee which Lessor has forgiven or has not enforced.  Within ten (10) days from the date Lessor gives notice of such accounting to Lessee, Lessee shall pay Lessor, in full, all such rents, benefits or obligations identified in said accounting.  Furthermore, all such and similar benefits to Lessee shall immediately cease upon the occurrence of Lessee’s default.

31.  SIGNS

All signs and displays to be posted or erected by Lessee, whether inside or outside the premises, shall comply strictly with all ordinances or laws, and subject to the prior written approval of Lessor, which approval may not be unreasonably withheld if the proposed sign is in compliance with all laws. Lessor’s approval given hereunder is subject at all times to alteration, modification or revocation by Lessor if and when such signs and displays are no longer in compliance with any ordinance or law, or with Lessor’s criteria, plans, policy and regulations, due to changes, modifications or repeal thereof pursuant to this lease, and Lessor’s rights hereunder.
Lessee is entitled to repurpose prior tenant (CompUSA) sign space including lighted signage on Front, North and Rear of building along with sign panels previously used by CompUSA. Lessee is responsible for cost of signs.

32.  COMPETITIVE BUSINESS

Lessee acknowledges that Lessor’s expectation of receiving fair and equitable rent for the premises is dependent on Lessee generating maximum gross sales from the business Lessee will conduct on the premises.  Lessee further acknowledges that if Lessee were to conduct a similar business in close proximity to the premises, the gross sales generated on the premises would be adversely affected.  Therefore, if Lessee or any entity that controls or is controlled by Lessee owns, operates, manages, controls, or engages in any business that is similar to or competes with the business conducted by Lessee on the premises that is located within a radius of two miles from the outer perimeters of the property in which the premises is a part, then Lessor may declare this lease breached by Lessee.

33.  LESSOR’S CONSULTANTS’ FEES

In the event of Lessee’s gross negligence, the Lessor, in his sole discretion, consults, retains or hires any professional consultant, such as attorneys, accountants, business advisors, architects, engineers, environmental consultants, appraisers, etc., to assist Lessor to resolve or decide on any matter concerning or arising out of this lease other than the litigation of dispute (as hereinbelow defined) between Lessor and Lessee, including, but not limited to, Lessor’s consideration of Lessee’s requests for Lessor’s consent or approval of matters for which Lessor’s consent or approval is required pursuant to the terms of this lease, or matters relating to Lessor’s exercise of any of Lessor’s rights under this lease, or matters relating to the settlement, compromise or resolution of any dispute between Lessor and Lessee (without litigation, as hereinbelow defined), or Lessor’s investigation, negotiations and preparation of agreements, plans and other documents in relation thereto, Lessee shall pay Lessor, as additional rent, payable at the same time Lessee’s next rent payment is due, all fees and costs charged by said consultant to Lessor.  Lessee agrees and stipulates that all consultants’ fees and costs actually paid by Lessor are deemed, and conclusively presumed to be, fair, reasonable and indisputable.

34.  ATTORNEYS’ FEES

In the event of litigation of any dispute between Lessor and Lessee, or their respective successors in interest, on any matter concerning, or arising out of, this lease, the party prevailing in the litigation shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees and costs of suit the prevailing party incurred.  As used herein, “litigation” shall include the instituting or filing of any suit or action in any court of competent jurisdiction, the arbitration or such dispute before any arbitral tribunal or arbitrator (whether court ordered or pursuant to stipulation of parties), and mediation of dispute before a neutral mediator in the course of pending court action or arbitration.  The incurrence of attorneys’ fees and costs which are recoverable by the prevailing party hereunder shall commence on the first consultation with an attorney concerning, or in relation to, or in connection with, the dispute, and shall thereafter include attorneys’ fees and costs charged by the attorney for all legal services performed through the final resolution by the court, or by arbitral tribunal or arbitrator, on the merits of the dispute.

35.  POSSESSION AFTER TERM OF LEASE AND FOR RENT AND TO LET SIGNS

Lessee shall, at least ninety (90) days before the last day of the term hereof, give to Lessor a written notice of intention to surrender the premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Lessors to any holding over by Lessee.

If Lessee holds possession of the premises after the term of this lease, or if Lessee fails to give Lessor ninety (90) days notice of intention to surrender (as hereinbefore provided), Lessee shall, at the option of Lessor, to be exercised by Lessor’s giving written notice to Lessee and not otherwise, become a tenant from month to month upon the terms and conditions herein specified, so far as applicable, excepting that the monthly rent shall be increased to two times all rents paid or payable by Lessee for the last month of the term of this lease agreement for which rent is due, and shall be payable in advance, in lawful money in the amount specified except as it may be increased by any provisions of this lease agreement.  Lessee shall continue to be such tenant until thirty (30) days after Lessee shall have given to Lessor or Lessor shall have given to Lessee a written notice of intention to terminate such monthly tenancy.  Unless Lessor shall exercise the option hereby given it, Lessee shall be a tenant at sufferance only, whether or not Lessor shall accept any rent from Lessee while Lessee is so holding over.

The right is reserved by Lessor during the last six months of the term of this lease to place and maintain at a conspicuous place in or on the exterior of the demised premises “for rent” or “for lease” signs with the right to enter and view said premises with prospective tenants.

36.  NO WAIVERS OR ACCORD AND SATISFACTION

Except as otherwise mutually agreed upon in writing by Lessor and Lessee, Lessor’s failure to take action or to exercise his rights upon any default or breach of covenants on the part of Lessee shall not constitute, or be construed as, a waiver thereof, and shall not lessen or impair, in any way, the right of Lessor to insist upon the performance by Lessee of any term, covenant or condition hereof, or to exercise any rights given Lessor on account of any such default.  A waiver of a particular breach, or default, shall not be deemed to be a waiver of the same or any other subsequent breach or default.  Consent or approval given by Lessor pursuant to Lessee’s request hereunder shall not constitute, or be construed as, Lessor’s consent or approval of other or future requests of Lessee for Lessor’s consent or approval.  Lessor’s acceptance of rent hereunder shall not constitute a waiver of any term, covenant or condition of this lease.  Lessor’s acceptance from Lessee of any payment of a lesser sum than the amount due under this lease shall not constitute, or be construed in any way as Lessor’s waiver of, and does not prejudice Lessor’s right to recover from Lessee, the balance of the amount due Lessor, or pursue other remedies available to Lessor.  Any statement or endorsement on any check or other instruments accompanying the deficient payment of the amount due to the effect that such payment, and Lessor’s acceptance thereof, constitutes a settlement, accord and/or satisfaction of the actual amount due Lessor shall be void and shall have no legal effect.

37.  NOTICE

Any written notice to be served by Lessor upon Lessee, or by Lessee upon Lessor, may be so served  by personal delivery, or by United States certified or registered mail, with postage fully prepaid and addressed to Lessor or Lessee at their respective addresses set forth hereinbelow, or at such other place as Lessor or Lessee may from time to time designate in writing.

Whenever Lessee is required by the terms of this lease to give written notice to Lessor, no other manner of giving notice (e.g. verbal, actual, implied or constructive) shall be effective upon or against Lessor, at Lessor’s sole election.

38.  MISCELLANEOUS

a.  Headings:
Lessor and Lessee hereby state that headings in this agreement are only for the purpose of convenience and shall not in any way vary the meaning of or the contents of any paragraph.

b.  Gender and Number:
In the lease whenever the context so requires the masculine gender herein used shall include the feminine or neuter and the singular number shall include the plural.

c.  Succession:
Subject to the provision hereof relating to assignment and subletting, this lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

d.  Time of the Essence:
Time is of the essence of this lease.

e.  Joint and Several Responsibility:
All persons comprising Lessee, together with all assignees, should Lessor elect to treat said assignees as tenants, are to be held and hereby agree to be held jointly and severally responsible for the payment of rent and the faithful performance and fulfillment of all the covenants, terms and conditions of this lease.

f.  Partial Invalidity:
Should any part, clause, provision or condition of this lease agreement be held to be void, invalid and/or inoperative, then such invalidity shall not affect any other clause, provision and/or condition hereof, but the remainder of this lease agreement shall be effective as though such void clause, provision and/or condition had not been contained herein.

g.  Entire Agreement:
This lease, together with all exhibits and addenda thereto, constitutes the sole and only agreement between Lessor and Lessee respecting the premises, the leasing of the premises to Lessee, or the lease term created under this lease, and correctly sets forth the obligations of Lessor and Lessee to each other as of its date.  Any agreements or representations respecting the premises or their leasing by Lessor to Lessee not expressly set forth in this instrument are null and void.  This lease may be modified or amended only by an instrument in writing signed by both Lessor and Lessee.

h.  Governing Law:
This lease, and the interpretation thereof, shall be governed by the laws of the State of California.

i.  Survival of Claims
Upon the termination of this lease, whether by its natural expiration, mutual agreement, abandonment, operation of law, or otherwise, Lessee shall, and does hereby, warrant and represent to Lessor that all fixtures, equipment, furniture and furnishings which Lessee left in the premises, for whatever reason, whether with or without Lessor’s consent, are in good order, repair, and free of latent defects.  Lessee further warrants and represents that, at the time of the termination of the lease, Lessee does not know and should not have known upon reasonable inspection or investigation of those types of defects within the premises, including the fixtures, equipment, furniture and furnishings contained therein, from which damage to person or property could reasonably be foreseen.  All claims or causes of action as between Lessor and Lessee arising out of the lease shall survive the termination thereof.  Any agreement between Lessor and Lessee to release the other, or one another, from any obligation under the lease shall not include, constitute, or be construed as, a release of claims, causes of action, obligations or liabilities accrued or existing between Lessor and Lessee prior to the date the release takes effect, except, only, where the release specially provides, in writing, that all claims, causes of action, obligations or liabilities under the lease, whether existing or potential, known or unknown, are released or discharged, notwithstanding the provision in the lease addendum entitled “Survival of Claims.”

Executed as of the date hereinabove written in the County of Los Angeles, State of California.

Lessor:
Name:	25262 El Paseo, LLC.

By (signature)	/s/ M Weier

Its	OWNER

Mailing Address	8950 W. OLYMPIC BLVD. #212 BEVERLY HILLS, CA 90211

Telephone No.	(310) 275-3379

Lessee:

Name:	PASSIONATE PET MISSION VIEJO, a California Corporation.

By (signature)	/s/ John Dunn

Its	_________________________________

Mailing Address	18871 Teller Ave Irvine, CA 92612

Telephone No.	949-851-0777

Fax	949-851-0701

SCHEDULE A
(Schedule of Repairs Prior to Lessee’s Possession)

Item No. and Name

Description of Repair/Work to be Performed by Lessor

Landlord shall deliver the premises “as-is” except that electrical, plumbing, sewer, HVAC, fire suppression and smoke control systems will be in good working order.

At delivery of the premises Tenant shall assume responsibility for  maintenance of  the above within the footprint of the premises building.

During the original term of the lease and any option periods Landlord shall continue to be responsible only for electrical, water, sewer, and fire suppression mains to the premises building except that Tenant shall be responsible for sewer blockages attributable to Tenant’s use of the premises.

Landlord shall be responsible during the original term of the lease for maintenance of the roof structure and membrane, exterior walls and foundations of the premises except and unless damages are caused by Tenant or its employees, agents or contractors.

Notwithstanding the delivery of premises in “as-is” condition, landlord represents and warrants exterior premises is compliant with local, State, and Federal laws and regulations effecting subject property including but not limited to compliance of ADA.

Lessee’s endorsement ____________________ Dated:__________	Lessor’s endorsement ____________________ Dated:__________